Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

CLARIVATE Plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Preferred Shares	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Debt Securities	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Warrants	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Purchase Contracts	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Units	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Ordinary Shares offered by Selling Shareholders	Other	46,910,923	$9.495(3)	$445,419,214(3)	$110.20 per $1,000,000	$49,086
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(4)		$2,000,000,000(5)			Form S-3	333-257608	July 9, 2021	$218,200
	Equity	Ordinary Shares offered by Selling Shareholders	415(a)(6)	159,599,542(5)	$26.81	$4,278,863,721			Form S-3	333-257608	July 9, 2021	466,825
	Equity	Ordinary Shares offered by Selling Shareholders	415(a)(6)	75,157,701(5)	$22.31	$1,676,768,310			Form S-3	333-239328	July 1, 2020	$217,645
	Total Offering Amounts					$8,401,051,245		$49,086
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$49,086

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.F of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). There is being registered hereby such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices. This registration statement also covers an indeterminate amount of each identified class of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the Registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	Pursuant to Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of the registration fee relating to these securities. Registration fees will be paid subsequently in advance or on a pay-as-you-go basis.

(3)	Estimated solely for the purpose of determining the registration fee and calculated pursuant to Rule 457(c) under the Securities Act of 1933. The maximum offering price per share is based on $9.495, the average of the high and low selling prices per share of Clarivate Plc ordinary shares on November 28, 2022, as reported on the New York Stock Exchange.

(4)	Omitted pursuant to Rule 457(o).

(5)	The Registrant previously registered 122,848,026 ordinary shares (including ordinary shares receivable on exercise of outstanding warrants and options) for offer and resale by certain selling shareholders pursuant to the Registration Statement on Form S-3 (File No. 333-239328) originally filed with the Securities and Exchange Commission on June 19, 2020, as amended by the 2021 Registration Statement (the “2020 Registration Statement”), and 218,186,639 ordinary shares for offer and resale by certain selling shareholders and $2,000,000,000 maximum aggregate offering price of securities for issuance and sale by the Registrant pursuant to the Registration Statement on Form S-3 (File No. 333-257608) originally filed with the Securities and Exchange Commission on July 1, 2021 (the “2021 Registration Statement” and, together with the 2020 Registration Statement, the “Prior Registration Statements”). Pursuant to Rule 415(a)(6), the registrant is carrying forward to this registration statement 75,157,701 of the ordinary shares (including ordinary shares receivable on exercise of the outstanding warrants and options) initially registered under the 2020 Registration Statement and remain unsold, and 159,599,542 of the ordinary shares for offer and resale by certain selling shareholders and the entire $2,000,000,000 maximum aggregate offering price of securities that were initially registered under the 2021 Registration Statement and remain unsold (together, the “Unsold Securities”). The offering of the Unsold Securities under the Prior Registration Statements will be deemed terminated as of the time of filing of this registration statement. The registrant previously paid filing fees totaling $902,670 with respect to the Unsold Securities.

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